UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 12, 2008

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On June 12, 2008, KapStone Paper and Packaging Corporation (“KapStone”) entered into a Credit Agreement, dated as of June 12, 2008 (the “Senior Credit Agreement”), among KapStone, KapStone Kraft Paper Corporation, as borrower, the other subsidiaries of KapStone named therein, as guarantors, the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The Senior Credit Agreement provides for an aggregate of up to $555,000,000 in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a $390,000,000 term A loan facility, a term B loan facility of up to $65,000,000 and a $100,000,000 revolving credit facility (including a letter of credit subfacility).  The proceeds from the borrowing of the term loan facilities are expected to be used, together with cash on hand, to finance the consideration for KapStone’s acquisition of the North Charleston Kraft Division (“Charleston”) from MeadWestvaco Corporation, to repay certain existing indebtedness, and to pay transaction fees and expenses. The Senior Credit Facilities are guaranteed by KapStone and KapStone’s other domestic subsidiaries and are secured by substantially all the assets of KapStone and the borrower and guarantor subsidiaries, including all of the capital stock of the borrower and guarantor subsidiaries and up to 66% of the capital stock of KapStone’s foreign subsidiaries.

The term A loan facility is required to be repaid by KapStone in consecutive quarterly installments of $7,312,500 from September 30, 2008 to June 30, 2009, $9,750,000 from September 30, 2009 to June 30, 2010, $12,187,500 from September 30, 2010 to March 31, 2013, with a final payment of all outstanding principal and interest on the maturity date.  The term B loan facility includes a term B-1 loan of $25,000,000 and a term B-2 loan of up to $40,000,000 (the term B-2 commitment is reduced on a dollar for dollar basis to the extent KapStone issues certain private placement notes due 2015 prior to the funding of the term B-2 loan).  The term B-1 loan is required to be repaid by KapStone in consecutive quarterly installments of $468,750 from September 30, 2008 to June 30, 2009, $625,000 from September 30, 2009 to June 30, 2010, $781,250 from September 30, 2010 to March 31, 2015 and $5,781,250 on the maturity date.  The following percentages of the original outstanding principal amount of the term B-2 loan, if any, is required to be repaid by Kaptone in consecutive quarterly installments:  1.875% from September 30, 2008 to June 30, 2009; 2.500% from September 30, 2009 to June 30, 2010; 3.125% from September 30, 2010 to March 31, 2015; and 23.125% on the maturity date.  Borrowings under the revolving credit facility may be used for working capital and other general corporate purposes and are required to be repaid in full on the maturity date.  The maturity date is the earlier of:  (a) June 12, 2013 with respect to the term A loan facility and the revolving credit facility and June 12, 2015 with respect to the term B loan facility and (b) the date which is 90 days prior to the date on which any earn-out obligations to International Paper will become (or are reasonably expected to become) due; provided that the maturity date will not be so accelerated if, among other things, the total leverage ratio is of the end of the then most recent fiscal quarter is less than 2.0 to 1.0.

Outstanding principal under the term B loan facility bears interest at a rate equal to, at KapStone’s option, either (1) the base rate (which is the higher of the then current Federal Funds rate plus 0.5% of the prime rate most recently announced by Bank of America, N.A., the administrative agent under the Senior Credit Facilities) plus a margin of 2.00% or (2) the reserve adjusted one, two, three or six-month Eurodollar rate plus a margin of 3.50%.

Outstanding principal under the term A loan facility and the revolving credit facility initially bears interest at a rate equal to, at KapStone’s option, either (1) the base rate plus a margin of 1.50%, or (2) the reserve adjusted one, two, three or six-month Eurodollar rate plus a margin of 3.00%.  The undrawn portion of the revolving credit facility is subject to an unused line fee calculated initially at an annual rate of 0.50%.  Commencing six months after the closing of the Senior Credit Facilities, pricing under the term A loan facility and the revolving credit facility and the unused line fee for the revolving credit facility will be determined by reference to a pricing grid based on KapStone’s total leverage ratio.  Under the pricing grid, the applicable margins for the term A loan facility and the revolving credit facility will range from 0.0% to 1.5% for base rate loans and from 1.50% to 3.00% for Eurodollar loans, and the unused line fee for the revolving credit facility will range from 0.375% to 0.50%.  Outstanding letters of credit are subject to an annual fee equal to the applicable margin for Eurodollar loans under the revolving credit facility as in effect from time to time, plus a fronting fee on the undrawn amount thereof.

The term loan facilities and the revolving credit facility may be prepaid at any time without premium.  The Senior Credit Facilities are subject to mandatory prepayment with specified percentages of the net cash proceeds of certain asset dispositions, casualty events, exercise of outstanding warrants and debt and equity issuances and with excess cash flow, in each case subject to certain conditions.

The Senior Credit Facilities contain covenants that restrict, among other things, the ability of KapStone and its subsidiaries to create liens, incur indebtedness and guarantees, make certain investments or acquisitions, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock and subordinated indebtedness, change the nature of their business, enter into certain transactions with affiliates, and make changes in accounting policies or practices except as required by generally accepted accounting principles.  The Senior Credit Facilities also contain a total leverage ratio covenant and a fixed charge coverage ratio.  The Senior Credit Facilities contain events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other indebtedness, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation and certain changes of control of KapStone.

The funding of the Senior Credit Facilities is subject to certain closing conditions, including the simultaneous closing of KapStone’s purchase of Charleston from MeadWestvaco Corporation.  KapStone is required to pay a ticking fee until such funding equal to 0.50% per annum of the total committed principal amount of the Senior Credit Facilities.

The foregoing description of the Senior Credit Facilities is qualified in its entirety by reference to the text of the Senior Credit Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release announcing the Senior Credit Facilities is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this Form 8-K, including statements regarding the proposed acquisition of Charleston, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for KapStone after the acquisition and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s beliefs, assumptions and current expectations and are subject to certain risks and uncertainties which could cause actual results to differ materially from those presented in these forward-looking statements.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the ability of Kapstone to successfully integrate the Charleston’s operations and employees, the ability to realize anticipated synergies and cost savings, general economic conditions and industry specific conditions.  In addition, please refer to the documents that KapStone files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K.  These filings identify and address other important factors that could cause KapStone’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document.  Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except to the extent required by law, KapStone undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 9.01               Financial Statements and Exhibits

(a)           Exhibits

99.1

Credit Agreement, dated as of June 12, 2008, by and among KapStone Kraft Paper Corporation, as Borrower, KapStone Paper and Packaging Corporation, as Parent, the Subsidiaries of the Borrower identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Other Lenders Party thereto.

99.2	Press Release dated June 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2008

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name: Roger W. Stone
Title: Chief Executive Officer